SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 15, 2010

PTS, INC.

(Exact name of registrant as specified in its charter)

Nevada

000-25485

88-0380544

(State or other jurisdiction

(Commission File Number)     ( IRS Employer Identification Number)

 of incorporation)

5155 Spectrum Way, Unit #5, Misissauga, ON, Canada

                 L4W5A1

(Address of Principal Executive Offices)                                                        (Zip Code)

Registrant's telephone number, including area code:  (800) 338-5412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment

of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 15, 2010, Raj Kalra was appointed Chief Executive Officer, Chairman of the

Board and a Director of the Company.  Marc Pintar, who had been serving as our Interim Chief

Executive Officer and Chairman of the Board will stay on as a Director of the Company.

Raj Kalra

Raj Kalra, age 47, has been the Chairman and Chief Executive Officer of ThinLine IT Services since November 2007.  ThinLine IT Services is a managed services provider in the information technology vertical.  From January 2004 to the date hereof, Mr. Kalra has served as President of AMG Management Group (“AMG”) where he manages the various businesses owned by AMG and helps oversee AMG’s portfolio of positions in a variety of companies in the Internet, manufacturing, financial and clean technology verticals.  He has a degree in Hotel and Restaurant Management from Hotel Consult, Switzerland

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 17, 2010

PTS, INC.

By:   /s/ Raj Kalra

Raj Kalra

Chief Executive Officer